SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2004

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

(b) BDO Siedman, LLP has been appointed, by the Board of Directors of Lithium Technology Corporation (the “Company”) to serve as the Company’s independent accountants, effective June 14, 2004. BDO Siedman, LLP was not consulted concerning the application of accounting principals to any specific or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor was a written report provided to the Company nor oral advice given by the new accountant that was an important factor which the Company considered in reaching a decision as to any accounting, auditing or financial reporting issue.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 14, 2004	LITHIUM TECHNOLOGY CORPORATION

	By:	/s/ Ralf Tolksdorf
Ralf Tolksdorf
Chief Financial Officer

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